Exhibit 10.12

FORM OF STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is made and entered into as of July     , 2013, by and among Sprouts Farmers Market, Inc. (formerly Sprouts Farmers Markets, LLC), a Delaware corporation (the “Company”), AP Sprouts Holdings, LLC, a Delaware limited liability company (“AP Sprouts Holdings”), AP Sprouts Incentive, LLC, a Delaware limited liability company (“AP Sprouts Incentive”), AP Sprouts Holdings (Overseas), L.P., a Delaware limited partnership (“AP Sprouts Overseas”), AP Sprouts Coinvest, LLC, a Delaware limited liability company (“AP Sprouts Coinvest”), AP Sprouts Management, LLC, a Delaware limited liability company (“AP Sprouts Management”, and, together with AP Sprouts Holdings, AP Sprouts Incentive, AP Sprouts Overseas and AP Sprouts Coinvest, “Apollo” and, each individually, an “Apollo Holder”), and the other stockholders of the Company whose names appear on Schedule I hereto (collectively, the “Historic Holders” and, together with Apollo, the “Stockholders”).

WHEREAS, the Company has commenced an underwritten public offering of the Company’s Common Stock (as defined below) pursuant to a registration statement under the Securities Act (as defined below);

WHEREAS, in connection with such public offering, Sprouts Farmers Markets, LLC, a Delaware limited liability company, converted into the Company, a Delaware corporation, and was renamed Sprouts Farmers Market, Inc. (the “Corporate Conversion”);

WHEREAS, pursuant to the Second Amended and Restated Limited Liability Company Agreement of Sprouts Farmers Markets, LLC (the “LLC Agreement”), in connection with the Corporate Conversion, the Stockholders are required to enter into a stockholders agreement in connection with the Corporate Conversion;

WHEREAS, the Company and the Stockholders desire to enter into this Agreement to provide for registration rights and transfer restrictions with respect to the shares of Common Stock held by the Stockholders; and

WHEREAS, upon the exercise of currently outstanding options to acquire shares of Common Stock subsequent to the date hereof, each optionee will be required to sign a joinder to this Agreement (as successor to the LLC Agreement) in the form of Exhibit A-1 hereto.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Accountants” means the independent registered public accounting firm selected by the board of directors of the Company.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” has the meaning set forth in the preamble hereto.

“Agreement Date” has the meaning set forth in Section 2(a).

“Apollo” has the meaning set forth in the preamble hereto.

“Apollo Holder” has the meaning set forth in the preamble hereto.

“Apollo Management VI” means Apollo Management VI, L.P., a Delaware limited partnership.

“AP Sprouts Coinvest” has the meaning set forth in the preamble hereto.

“AP Sprouts Holdings” has the meaning set forth in the preamble hereto.

“AP Sprouts Incentive” has the meaning set forth in the preamble hereto.

“AP Sprouts Management” has the meaning set forth in the preamble hereto.

“AP Sprouts Overseas” has the meaning set forth in the preamble hereto.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Commission” means the Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act.

“Common Stock” means (a) the Company’s common stock, par value $0.001 per share and (b) any Securities issued or issuable directly or indirectly with respect to shares of Common Stock by way of conversion, exercise or exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, reorganization or other similar event.

“Company” has the meaning set forth in the preamble hereto.

“Company Proportionate Percentage” means, at any time, with respect to each Stockholder in connection with a registered offering of Common Stock, (a) the number of Registrable Securities then held by such Stockholder multiplied by (b) a fraction, the numerator of which is the number of shares of Common Stock that are being registered in such offering and the denominator of which is the sum of the total number of shares of Common Stock outstanding immediately prior to such offering.

“Corporate Conversion” has the meaning set forth in the preamble hereto.

“Demand Notice” has the meaning set forth in Section 3(a).

“Demand Party” has the meaning set forth in Section 3(a).

“Demand Registration” has the meaning set forth in Section 3(a).

“Early Release Date” shall mean June 30, 2014.

“Effective Date” means the date of the execution and delivery of the underwriting agreement with respect to the IPO.

“Exchange Act” means the Securities Exchange Act of 1934, and the Rules and Regulations, all as the same shall be in effect from time to time.

“FINRA” has the meaning set forth in Section 3(i)(xviii).

“GAAP” means United States generally accepted accounting principles in effect from time to time, consistently applied.

“Governmental Authority” means any Federal, state, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body.

“Historic Holders” has the meaning set forth in the preamble hereto.

“Information” has the meaning set forth in Section 3(i)(xi).

“Inspectors” has the meaning set forth in Section 3(i)(xi).

“IPO” means the initial public offering of Common Stock, as contemplated by that certain Registration Statement of the Company (Registration No. 333-188493).

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405) prepared by or on behalf of the Company or used or referred to by the Company in any offering of Registrable Securities pursuant to Section 3.

“LLC Agreement” has the meaning set forth in the preamble hereto.

“Lock-Up Period” has the meaning set forth in Section 2(a).

“Market Sale” means an open market sale of Common Stock that is not an Underwritten Offering and that is made (i) pursuant to Rule 144 or (ii) pursuant to an effective Registration Statement.

“Order” means any order, writ, judgment, injunction, decree, stipulation, determination, ruling, subpoena or award or other decision issued, promulgated or entered by or with any Governmental Authority.

“Permitted Apollo Transfer” has the meaning set forth in Section 4(e).

“Permitted Issuer Information” means any “issuer information” (as defined in Rule 433 of the Rules and Regulations) used with the prior written consent of the Company in any offering of Registrable Securities pursuant to Section 3.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preliminary Prospectus” means any preliminary prospectus relating to an offering of Registrable Securities pursuant to Section 3.

“Proportionate Percentage” means, at any time, with respect to each Historic Holder in connection with a registered offering of Common Stock, (i) the number of Registrable Securities then held by such Historic Holder multiplied by (ii) a fraction, the numerator of which is the number of Registrable Securities held by Apollo that are proposed to be registered in the relevant offering and the denominator of which is the total number of Registrable Securities then held by Apollo.

“Prospectus” means the final prospectus relating to any offering of Registrable Securities pursuant to Section 3, including any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

“Records” has the meaning set forth in Section 3(i)(xi).

“Registrable Securities” means with respect to any Stockholder, shares of Common Stock held by such Stockholder (other than shares of Common Stock acquired in the IPO or subsequent to the IPO in open market transactions).

“Registration Expenses” has the meaning set forth in Section 3(j).

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Restricted Shares” has the meaning set forth in Section 2(b).

“Road Show Material” has the meaning set forth in Section 3(k).

“Rule 144” means Rule 144 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rule 158” means Rule 158 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rule 405” means Rule 405 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rule 433” means Rule 433 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rules and Regulations” means the rules and regulations of the Commission, as the same shall be in effect from time to time.

“Securities” means “securities” as defined in Section 2(1) of the Securities Act and includes capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, capital stock or other equity interests. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of a holder shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative Securities.

“Securities Act” means the Securities Act of 1933, and the Rules and Regulations, all as the same shall be in effect from time to time.

“Sellers’ Counsel” has the meaning set forth in Section 3(i)(ii).

“Stockholders” has the meaning set forth in the preamble hereto.

“Trust” means the SFM Liquidating Trust.

“Underwriter Lock-up” means each of the lock-up agreements entered into by the Company’s directors, executive officers and certain stockholders in connection with the IPO.

“Underwritten Offering” means a sale of Common Stock to an underwriter for reoffering to the public.

Section 2. Transfer Restrictions.

(a) For purposes of this Agreement, the “Lock-Up Period” is the period commencing on the Effective Date and continuing until October 31, 2014; provided, however, that if an Underwritten Offering of shares of Common Stock held by Apollo is effected (as measured by the date of the relevant underwriting agreement, (the “Agreement Date”)) prior to such date, then the Lock-Up Period will automatically extend until the date that is 90 days after such Agreement Date. The Company shall provide written notice to each Historic Holder of any extension of the Lock-Up Period pursuant to this paragraph.

(b) During the Lock-Up Period, no Historic Holder shall offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or distribute any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including Securities held as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Commission, other than shares of Common Stock acquired in open market transactions subsequent to the completion of the IPO (collectively the “Restricted Shares”). The foregoing restriction is expressly agreed to preclude each Historic Holder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Restricted Shares even if such Restricted Shares would be disposed of by someone other than such Historic Holder. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Restricted Shares of the applicable Historic Holder or with respect to any security that includes, relates to, or derives any significant part of its value from such Restricted Shares.

(c) Notwithstanding anything to the contrary set forth herein, a Historic Holder may transfer Restricted Shares:

(i) as a bona fide gift or gifts (subject to the provisions of the last sentence of this Section 2(c));

(ii) to any trust for the direct or indirect benefit of the Historic Holder or the immediate family of the Historic Holder (subject to the provisions of the last sentence of this Section 2(c)); provided, that any such transfer shall not involve a disposition for value;

(iii) pursuant to an Underwritten Offering that has been registered pursuant to Section 3(e);

(iv) in the event that during the Lock-Up Period, Apollo sells, distributes, assigns or otherwise transfers any Common Stock other than pursuant to a Permitted Apollo Transfer, any Historic Holder may transfer an amount of Restricted Shares equal to (1) (x) the number of Restricted Shares held by such Historic Holder as of the date such Historic Holder first becomes a party hereto multiplied by (y) a fraction, the numerator of which is the number of shares of Common Stock sold, distributed, assigned or otherwise transferred by Apollo and the denominator of which is the total number of Registrable Securities held by Apollo as of the date hereof (such fraction, the “Apollo Transferred Percentage”), less (2) the number of Restricted Shares, if any, sold by such Historic Holder concurrently with such sale by Apollo pursuant to Section 3(e) below;

(v) if a Historic Holder is a corporation, limited liability company, partnership or trust, such Historic Holder may transfer Restricted Shares to any wholly-owned subsidiary thereof, or to the stockholders, partners, members or beneficiaries of such Historic Holder (subject to the provisions of the last sentence of this Section 2(c)); provided, that any such transfer shall not involve a disposition for value;

(vi) in the case of the Trust, to any beneficiary of the Trust (A) to enable such beneficiary to sell such Restricted Shares in the IPO, and (B) in connection with the liquidation of the Trust subsequent to the IPO (subject in the case of (B) to the provisions of the last sentence of this Section 2(c));

(vii) in the IPO;

(viii) pursuant to any acquisition, sale or merger of the Company;

(ix) with the prior written consent of Apollo; provided, however, that to the extent Apollo elects to consent to the transfer of Restricted Shares by any Historic Holder under this clause (ix), Apollo shall provide each Historic Holder with written notice not less than five Business Days prior to the effectiveness of such written consent (the date such consent becomes effective, the “Apollo Consent Effective Date”) which notice shall specify the Released Percentage and the Apollo Consent Effective Date and, commencing on the Apollo Consent Effective Date, each other Historic Holder may transfer Restricted Shares in an amount equal to (i) the number of Restricted Shares then held by such other Historic Holder multiplied by (ii) a fraction, the numerator of which is the number of Restricted Shares held by the Historic Holder to whom Apollo provided such consent and the denominator of which is the total number of Restricted Shares then held by such Historic Holder to whom Apollo provided such consent (such fraction, the “Released Percentage”), provided further, however, that the foregoing proviso shall not apply to any written consent to a transfer provided by Apollo pursuant to this clause (ix) to an employee or former employee of the Company with respect to Restricted Shares that constitute not more than 1% of the total then issued and outstanding shares of Common Stock;

(x) on and after the Early Release Date, each Historic Holder may transfer Restricted Shares in an aggregate amount equal to (i) 33% of the Restricted Shares held by such Historic Holder as of the date such Historic Holder first becomes a party hereto less (ii) the amount of Restricted Shares previously released from the transfer restrictions of this Section 2 pursuant to any of clauses (iii), (iv) or (ix) above; or

(xi) on and after the trade date (the “Apollo Market Sale Release Date”) on which Apollo makes a Market Sale and as a result Apollo shall have effected Market Sales covering 25% or more of the Registrable Securities held by Apollo on the date hereof.

It shall be a condition to any transfer of Restricted Shares pursuant to clauses (i), (ii), (v) or (vi)(B) above that the transferee execute and deliver a joinder to this Agreement in the form attached hereto as Exhibit A-2. For the avoidance of doubt, any such transferee so executing and delivering a joinder to this Agreement shall thereupon be deemed a Historic Holder have all the benefits and obligations of an Historic Holder under this Agreement, including without limitation, the registration rights provided in Section 3.

(d) The foregoing restrictions shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Restricted Shares; provided, however, that such plan does not provide for the transfer of Restricted Shares during the Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of any Historic Holder or the Company.

(e) Apollo and each Historic Holder that is a party to an Underwriter Lock-up agree not to request, accept or take advantage of any release from, or amendment or modification of, such Stockholder’s Underwriter Lock-up unless a comparable and pro rata release, modification and/or amendment is made at the same time for Apollo and each Historic Holder with respect to each of the Underwriter Lock-ups. This Section 2(e) shall not apply to any Stockholder who is an employee or former employee of the Company holding Restricted Shares that constitute not more than 1% of the total then issued and outstanding shares of Common Stock.

(f) Each Historic Holder hereby represents and warrants that it now has, and, except as contemplated by this Section 2, for the duration of this Agreement will have, good and marketable title to its Restricted Shares, free and clear of all liens, encumbrances, and claims that could impact the ability of such Historic Holder to comply with the foregoing restrictions. Each Historic Holder agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Restricted Shares except in compliance with the foregoing restrictions. For purposes of clarity, except as contemplated in Section 2(e), the transfer restrictions set forth in this Section 2 shall in no event be deemed to amend, expand, limit or otherwise modify any transfer restrictions set forth in any separate agreement between any Historic Holder and an underwriter.

(g) For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

(h) During the Lock-Up Period, for the purposes of Section 2(c)(iv), Apollo shall give each Historic Holder notice of any sale, distribution, assignment or transfer other than a Permitted Apollo Transfer (each, a “Transfer”), as follows: (i) in the case of a Transfer pursuant to an Underwritten Offering, two Business Days prior to the execution of the applicable underwriting agreement; (ii) in the case of a Market Sale (subject to Section 2(j) below), within four hours of the trade; and (iii) in the case of any other Transfer (a “Non-Market Transfer”), five Business Days prior to the effective date of such Non-Market Transfer. Each such notice (an “Apollo Transfer Notice”) shall specify the number of shares of Common Stock transferred or to be transferred, the Apollo Transferred Percentage and the effective date of such Transfer (the “Apollo Transfer Effective Date”). In addition, in the case of a Market Sale, if the Apollo Market Sale Release Date shall have occurred, the Apollo Transfer Note shall so specify. In the case of an Underwritten Offering or a Non-Market Transfer, unless Apollo provides a subsequent notice (a “Subsequent Notice”) informing each Historic Holder that such Transfer has not been completed, each Historic Holder shall have the right to transfer Restricted Shares pursuant to Section 2(c)(iv) commencing on the Apollo Transfer Effective Date specified in the Apollo Transfer Notice (but subject to such Historic Holder’s obligations under Section 3(h), if any, in the case of an Underwritten Offering) (it being understood, for the avoidance of doubt, that Apollo shall be deemed to have transferred the shares specified in the Apollo Transfer Notice on the Apollo Transfer Effective Date for purposes of Section 2(c)(iv) until such time (if any) as a Subsequent Notice is delivered and that any transfers of Restricted Shares in reliance on Section 2(c)(iv) that occur during the period commencing on the Apollo Transfer Effective Date and the date a Historic Holder receives any such Subsequent Notice shall be valid and not subject to the transfer restrictions set forth in this Section 2). In the case of a Market Sale, each Historic Holder shall have the right to transfer Restricted Shares pursuant to Section 2(c)(iv) commencing on the date of the Apollo Transfer Notice. Apollo may satisfy its obligation to deliver an Apollo Transfer Notice or a Subsequent Notice by issuing, or causing the Company to issue, a press release containing the required information.

(i) At the request of any Historic Holder, the Company shall promptly (and in any event within two Business Days from the date such request is received) remove any restrictive legends (including any electronic transfer restrictions) from Restricted Shares held by such Historic Holder that such Historic Holder may transfer pursuant to any of Sections 2(c)(iv), (viii), (ix) and/or (x) (and such restrictions shall, if requested by a Historic Holder, be removed not later than the close of business prior to the Apollo Transfer Effective Date, the Apollo Consent Effective Date, the Early Release Date or the Apollo Market Sale Release Date (as applicable) in the case of transfers permitted to be made by a Historic Holder pursuant to Sections 2(c)(iv), 2(c)(ix), 2(c)(x) and/or 2(c)(xi)). In addition, (i) the Company shall remove any restrictive legends (including any electronic transfer restrictions) from any Restricted Shares that have been sold in an Underwritten Offering pursuant to Section 3(e) and (ii) the Company shall remove all restrictive legends (including any electronic transfer restrictions) from all shares of Common Stock held by Historic Holders immediately following expiration of the Lock-Up Period.

(j) Prior to the Early Release Date, Apollo shall not effect a Market Sale of Registrable Securities.

Section 3. Registration Rights.

(a) Right to Demand; Demand Notices. Subject to the provisions of this Section 3, following the consummation of the IPO at any time and from time to time, Apollo (the “Demand Party”) shall have the right to make written requests during the term of this Agreement to the Company for registration under and in accordance with the provisions of the Securities Act of all or part of its Registrable Securities (such registration, together with any registrations requested by Apollo pursuant to Section 3(f), a “Demand Registration”). In no event shall Apollo make requests for more than five Demand Registrations pursuant to this Section 3(a) during the term of this Agreement; provided, however, that a Demand Registration shall be deemed to be withdrawn and shall not be deemed to have been requested for purposes of this Section 3(a) to the extent the Company is not deemed, pursuant to Section 3(d), to have effected such Demand Registration. All requests made pursuant to this Section 3 will specify the aggregate amount of Registrable Securities to be registered, and will also specify the intended method of transfer thereof (a “Demand Notice”), including, if such transfer is pursuant to an Underwritten Offering, whether such offering shall be a “firm commitment” underwriting. Subject to Section 3(g), promptly upon receipt of any such Demand Notice, the Company will use its best efforts to effect, as soon as possible, but in any event within 90 days after (i) receipt of such Demand Notice or (ii) such later date permitted by Section 3(b), such registration under the Securities Act of the Registrable Securities that the Company has been so requested to register.

(b) Company’s Right to Defer Registration. If the Company is requested to effect a Demand Registration and the Company furnishes to the Demand Party a copy of a resolution of the Board certified by the secretary of the Company stating that in the good faith judgment of the Board it would be materially adverse to the Company for such Registration Statement to be filed on or before the date such filing would otherwise be required hereunder, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request for such registration from such Demand Party. If the Company shall so postpone the filing of a Registration Statement and if the Demand Party within 30 days after receipt of the notice of postponement advises the Company in writing that such Demand Party has determined to withdraw such request for registration, then such Demand Registration shall be deemed to be withdrawn and shall not be deemed to have been requested for purposes of Section 3(a). If the effective date of any Registration Statement filed would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Company’s fiscal year, and the Securities Act requires the Company to include audited financials as of the end of such fiscal year, the Company may delay the effectiveness of such Registration Statement for such period (up to a maximum of 45 days) as is reasonably necessary to include therein audited financial statements for such fiscal year.

(c) Registration Statement Form. Registrations under this Section 3 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Demand Party and (ii) as shall permit the transfer of Registrable Securities in accordance with the intended method or methods of transfer specified in the Demand Party’s Demand Notice.

(d) Effective Registration Statement. The Company shall be deemed to have effected a Demand Registration if (i) the Registration Statement relating to such Demand Registration is declared effective by the Commission; provided, however, that no Demand Registration shall be deemed to have been requested for purposes of Section 3(a) or Section 3(f) if (x) such registration, after it has become effective, is or becomes subject to any stop order, injunction or other Order of the Commission or other Governmental Authority or court by reason of an act or omission by the Company and such interference is not cured within 20 Business Days or (y) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied because of an act or omission by the Company (other than a failure of the Company or any of its officers or employees to execute or deliver any closing certificate by reason of facts or circumstances existing due to actions of Apollo) or (ii) at any time after the Demand Party delivers a Demand Notice to the Company and prior to the effectiveness of the Registration Statement relating to such Demand Registration, the preparation of such Registration Statement is discontinued or such Registration Statement is withdrawn or abandoned at the request of the Demand Party unless the Demand Party has elected to pay and has paid to the Company in full the Registration Expenses (as set forth in Section 3(j)) in connection with such Registration Statement.

(e) Piggyback Registration.

(i) If the Company at any time proposes for any reason to register Common Stock held by Apollo under the Securities Act (other than pursuant to the IPO or on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to a Demand Registration under Section 3(a) or Section 3(f), it shall promptly give written notice to each Historic Holder of its intention to register Common Stock and, upon the written request, given within 15 days after delivery of any such notice by the Company, of any Historic Holder to include in such registration Registrable Securities (which request shall specify the number of Registrable Securities proposed to be included in such registration, which amount shall not exceed such Historic Holder’s Proportionate Percentage), subject to Section 3(g), the Company shall cause all such Registrable Securities to be included in such registration on the same terms and conditions as the Common Stock otherwise being sold pursuant to such Demand Registration.

(ii) If the Company at any time proposes for any reason to register Common Stock under the Securities Act (other than pursuant to the IPO or on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) other than pursuant to a Demand Registration under Section 3(a) or Section 3(f), it shall promptly give written notice to each Stockholder of its intention to register Common Stock and, upon the written request, given within 15 days after delivery of any such notice by the Company, of any Stockholder to include in such registration Registrable Securities (which request shall specify the number of Registrable Securities proposed to be included in such registration, which amount shall not exceed its Company Proportionate Percentage), subject to Section 3(g), the Company shall cause all such Registrable Securities to be included in such registration on the same terms and conditions as the Common Stock otherwise being sold pursuant to such registered offering.

(f) Registrations on Form S-3. Notwithstanding anything contained in this Agreement to the contrary, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, Apollo shall have the right to request in writing an unlimited number of Demand Registrations on Form S-3 or such successor form of Registrable Securities held by Apollo, which request or requests shall (i) specify the number of Registrable Securities intended to be sold or otherwise transferred and (ii) state the intended method of transfer of such Registrable Securities. Promptly (and in any event within five Business Days) after receipt of any such request, the Company shall give written notice of such proposed registration to the other Stockholders and, subject to Section 3(g), shall include in such proposed registration any Registrable Securities requested to be included in such proposed registration by such Stockholders who respond in writing to the Company’s notice within 15 days after delivery of such notice (which response shall specify the number of Registrable Securities proposed to be included in such registration).

(g) Cutbacks. If the managing underwriter advises Apollo, in the case of Demand Registration, or the Company, in the case of an offering by the Company, that the inclusion of all such Registrable Securities proposed to be included in any registration would interfere with the successful marketing (including pricing) of the Common Stock to be offered thereby, then the number of shares of Common Stock proposed to be included in such registration shall be allocated among the Company and the selling Stockholders in the following order of priority:

(i) first, to the Registrable Securities to be offered by the Stockholders on a pro rata basis; and

(ii) second, to the Common Stock to be offered by the Company, if any.

For the avoidance of doubt, in the event all Registrable Securities proposed to be included in any Demand Registration by Historic Holders are not so included by virtue of this Section 3(g), then each of each Historic Holder shall have the right to include in such registration the same percentage of shares of Registrable Securities then held by such Historic Holder as the percentage of Registrable Securities then held by Apollo that are being included in such registration.

(h) Holdback Agreement. If the Company at any time prior to October 31, 2014 shall register any shares of Common Stock under the Securities Act (including any registration pursuant to Section 3(a) or Section 3(f) but excluding any registration on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) for sale to the public in an Underwritten Offering, neither Apollo nor the Historic Holders shall sell, make any short sale of, grant any option for the purchase of, or otherwise transfer, any Registrable Securities (other than those Registrable Securities included in such registration pursuant to this Agreement) without the prior written consent of the Company, for a period designated by the Company in writing to Apollo and the Historic Holders, which period shall not begin more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not exceed 90 days after the effective date of such registration statement.

(i) Preparation and Filing. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

(i) use its best efforts to cause a Registration Statement that registers such Registrable Securities to become and remain effective for a period of 180 days or until all of such Registrable Securities have been transferred (if earlier);

(ii) furnish, at least five Business Days before filing a Registration Statement that registers such Registrable Securities, any Preliminary Prospectus and the Prospectus relating thereto or any amendments or supplements relating to such a Registration Statement or such prospectuses, to one counsel acting on behalf of all selling Stockholders selected by Apollo (the “Sellers’ Counsel”), copies of all such documents proposed to be filed (it being understood that such five Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances), and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Stockholders whose Registrable Securities are to be covered by such Registration Statement may reasonably propose;

(iii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for at least a period of 180 days or until all of such Registrable Securities have been transferred (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other transfer of such Registrable Securities;

(iv) promptly notify the Sellers’ Counsel in writing (A) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or any amendment or supplement thereto or the initiation of any proceedings for that purpose and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(v) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any selling Stockholder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of such Registrable Securities to consummate the transfer in such jurisdictions;

(vi) without limiting subsection (v) above, use its best efforts to cause such Registrable Securities to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the transfer of such Registrable Securities;

(vii) furnish to each selling Stockholder and the underwriters, if any, such number of copies of such Registration Statement, any amendments thereto, any exhibits thereto or documents incorporated by reference therein (but only to the extent not publicly available on EDGAR or the Company’s website), any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus (each in conformity with the requirements of the Securities Act), and such other documents as such selling Stockholder or underwriters may reasonably request in order to facilitate the public offering and sale or other transfer of such Registrable Securities;

(viii) notify in writing on a timely basis each selling Stockholder at any time when the Prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such Stockholder, prepare and furnish to such Stockholder a number of copies reasonably requested by such Stockholder of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(ix) use its best efforts to prevent the issuance of an Order suspending the effectiveness of a Registration Statement, and if one is issued, use its best efforts to obtain the withdrawal of any Order suspending the effectiveness of a Registration Statement as soon as possible;

(x) retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date thereof any event shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus in order to effect compliance with the Securities Act and the Rules and Regulations, to notify promptly in writing the selling Stockholders and underwriters and, upon request, to file such document and to prepare and furnish without charge to each selling Stockholder and underwriter as many copies as each such selling Stockholder and underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect compliance with the Securities Act and the Rules and Regulations;

(xi) make available for inspection by the selling Stockholders, the Sellers’ Counsel or any underwriter participating in any transfer pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the

Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, managers and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement. Any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Information is ordered pursuant to a subpoena or other Order from a Governmental Authority or (iii) such Information has been made generally available to the public. The selling Stockholders agree that they will, upon learning that disclosure of such Information is sought by a Governmental Authority, give prompt written notice to the Company and use their reasonable commercial efforts to allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

(xii) in the case of an Underwritten Offering, use its best efforts to obtain from its Accountants a “comfort” letter in customary form and covering such matters of the type customarily covered by comfort letters;

(xiii) in the case of an Underwritten Offering, use its best efforts to obtain from its counsel an opinion or opinions in customary form (which shall also be addressed to the Stockholders selling Registrable Securities in such registration);

(xiv) provide a transfer agent and registrar (which may be the same entity) for such Registrable Securities and a CUSIP number for such Registrable Securities, in each case no later than the effective date of such registration;

(xv) upon the request of any underwriter, issue to any underwriter to which any selling Stockholder may sell Registrable Securities in such offering, certificates evidencing such Registrable Securities;

(xvi) list such Registrable Securities on any national securities exchange on which any shares of Common Stock are listed or, if no such shares are listed on a national securities exchange, use its best efforts to qualify such Registrable Securities for inclusion on such national securities exchange as Apollo shall request;

(xvii) in connection with an Underwritten Offering, participate, to the extent requested by the managing underwriter for the offering or Apollo, in customary efforts to sell the Registrable Securities being offered, cause such steps to be taken as to ensure the good faith participation of senior management officers of the Company in “road shows” as is customary and take such other actions as the underwriters or Apollo may request in order to expedite or facilitate the transfer of Registrable Securities;

(xviii) cooperate with each Stockholder and each underwriter participating in the transfer of Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”), including, if appropriate, the pre-filing of the Prospectus as part of a shelf Registration Statement in advance of an Underwritten Offering;

(xix) make available to its security holders, as soon as reasonably practicable but not later than 18 months after the effective date, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 3(a) of the Securities Act and Rule 158 thereunder;

(xx) during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act;

(xxi) otherwise use its best efforts to comply with all applicable Rules and Regulations; and

(xxii) use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

(j) Expenses. All expenses incident to the Company’s performance of, or compliance with, this Section 3, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA); (ii) all fees and expenses of compliance with state securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters or Stockholders in connection with “blue sky” qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate); (iii) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company (or any other depositary or transfer agent/registrar) and of printing any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereto), all fees and disbursements of counsel for the Company and of all independent certified public accountants of the issuer (including the expenses of any special audit and “comfort” letters required by or incident to such performance); (iv) all Securities Act liability insurance if the Company so desires or the underwriters so require; (v) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange; (vi) all fees and disbursements of the Sellers’ Counsel to represent the selling Stockholders in connection with such registration; and (vii) all reasonable fees and expenses of outside counsel and advisors retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company, regardless of whether the Registration Statement becomes effective;

provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Securities shall not be borne by the Company, but shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Securities sold by such seller or sellers. In addition, the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

(k) Indemnification.

(i) In connection with any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each seller of such Registrable Securities, each underwriter, broker or any other Person acting on behalf of such seller and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any underwriter or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus, when considered together with the most recent Preliminary Prospectus (collectively, “Road Show Material”), (2) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, Issuer Free Writing Prospectus, Permitted Issuer Information, Road Show Material and the Prospectus, in the light of the circumstances under which they were made) not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such seller, such underwriter, such broker or such other Person acting on behalf of such seller and each such controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof.

(ii) In connection with any registration of Registrable Securities under the Securities Act pursuant to this Agreement, each seller of Registrable Securities shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 3(k)) the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of such seller, each Person who controls any of the foregoing Persons within the meaning of the Securities Act and each other seller of Registrable Securities under such Registration Statement with respect to any statement or omission from any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Road Show Material, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such seller specifically for use in connection with the preparation of such Preliminary Prospectus, Registration Statement, Prospectus, Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Road Show Material; provided, however, that the maximum amount of liability in respect of such indemnification shall be, limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

(iii) Indemnification similar to that specified in Sections 2(k)(i) and (k)(ii) shall be given by the Company and each seller of Registrable Securities (with such modifications as may be appropriate) with respect to any required registration or other qualification of their Securities under any Federal or state law or regulation of Governmental Authority other than the Securities Act.

(iv) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 3(k), such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (provided, however, that an indemnified party’s failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is materially prejudiced by such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 3(k), the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and, any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 3(k).

(v) If the indemnification provided for in this Section 3(k) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraud shall be entitled to indemnification or contribution hereunder.

(vi) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of Registrable Securities.

(l) Underwritten Offerings. Notwithstanding anything to the contrary set forth in this Agreement:

(i) If any offering pursuant to a Demand Registration or pursuant to Section 3(f) involves an Underwritten Offering, Apollo shall have the right to select the managing underwriter or underwriters to administer the offering, which managing underwriters shall be a firm of nationally recognized standing and reasonably satisfactory to the Company in which case the Company shall enter into an agreement with such firm for the underwriting of such offering containing terms and conditions reasonably satisfactory to Apollo and the Company; and

(ii) no Historic Holder may participate in any registration hereunder that is underwritten unless such Historic Holder agrees (A) to sell such Stockholder’s Registrable Securities proposed to be included therein on the basis provided in any underwriting arrangement(s) acceptable to Apollo (which shall be no less favorable than the terms and conditions that are applicable to Apollo) and the Company and consistent with the terms hereof and (B) as expeditiously as possible, to notify the Company of the occurrence of any event concerning such Stockholder as a result of which any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(m) Information by Holder. Each holder of Registrable Securities to be included in any registration shall furnish to the Company such written information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

(n) Exchange Act Compliance. From and after the date a Registration Statement filed by the Company pursuant to the Exchange Act relating to any class of its Securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of Registrable Securities. The Company shall cooperate with each holder in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144 (or any comparable successor rules). The Company shall furnish to any holder of Registrable Securities upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules). The Company shall use its best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

(o) No Conflict of Rights. The Company represents and warrants to Apollo and the Historic Holders that the registration rights granted in this Agreement do not conflict with any other registration rights granted by the Company. The Company shall not, after the date hereof, grant any registration rights which conflict with or impair, or have any priority over, the registration rights granted hereby.

Section 4. Miscellaneous.

(a) Apollo. Each Apollo Holder hereby irrevocably appoints Apollo Management VI as of the date hereof, with power of designation and assignment as its true and lawful attorney-in-fact and agent with full power of substitution, to act solely and exclusively on behalf of, and in the name of, such Apollo Holder, with the full power, without the consent of such Apollo Holder, as applicable, to exercise in its sole discretion as Apollo Management VI deems appropriate, the powers that such Apollo Holder could exercise hereunder with respect to all of its rights and obligations hereunder and to take all actions with respect thereto necessary or appropriate in the judgment of Apollo Management VI in connection with this Agreement. The Company and any Historic Holder shall be entitled to rely exclusively upon and deal exclusively with Apollo Management VI on behalf of any and all Apollo Holders with respect to all matters relating to this Agreement and the transactions contemplated hereby, and shall be entitled to rely conclusively upon any notices, documents, instructions and other acts of Apollo Management VI relating to the Apollo Holders’ rights and obligations hereunder as being legally binding acts of each Apollo Holder individually and collectively. No Apollo Holder shall have any cause of action against the Company or any Historic Holder for any action taken or omitted to be taken by the Company or any Historic Holder, as applicable, in reliance upon the written instructions or decisions of Apollo Management VI. The Company and any Historic Holder shall deliver any notice or document required or permitted hereunder to be delivered to Apollo or an Apollo Holder to Apollo Management VI.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

(c) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the subject matter hereof (including, without limitation, the LLC Agreement).

(d) Termination. The provisions of this Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities held by Apollo, provided, however, that Sections 3(j) and (k) shall survive the termination of this Agreement indefinitely.

(e) Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company, the Apollo Holders and the Historic Holders and their respective successors and permitted assigns (including, for the avoidance of doubt, transferees of an Historic Holder under Section 2(c)(v)). Except as otherwise expressly permitted pursuant to the terms of this Agreement (or with the prior written consent of Apollo), neither the Company nor the Historic Holders shall assign or otherwise transfer their rights or obligations hereunder (it being understood that the Historic Holders shall have the right to assign and transfer their rights and obligations in connection with any transfer of Restricted Shares pursuant to clauses (i), (ii), (v) or (vi)(B) as provided in the last paragraph of Section 2(c) hereof. During the Lock-Up Period, Apollo shall not assign or otherwise transfer its rights or obligations hereunder except that Apollo shall have the right to assign or otherwise transfer its rights and obligations hereunder to its Affiliates, provided any such Affiliate executes and delivers a joinder to this Agreement in the form attached hereto and thereupon becomes a party hereto as an Apollo Holder (a “Permitted Apollo Transfer”).

(f) Modifications; Amendments. The terms and provisions of this Agreement may not be modified, amended or waived, except pursuant to a writing signed by the Company, the Apollo Holders and the holders of a majority of the Common Stock; provided, however, that any such modification, amendment or waiver that adversely affects any Stockholder shall not be effected without the consent of each such Stockholder.

(g) Waiver. No course of dealing between the Company, the Apollo Holders (or any of them) and the Historic Holders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party hereto to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(h) Headings. The section headings of this Agreement are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

(i) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

(j) Remedies.

(i) The parties hereto agree that if any parties seek to resolve any dispute arising under this Agreement pursuant to a legal proceeding, the prevailing parties to such proceeding shall be entitled to receive reasonable fees and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceedings.

(ii) It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

(k) Notices. All notices, requests, consents and other communications hereunder to any party hereto shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by fax, (in the case of the Company) e-mail, by nationally-recognized overnight courier, or by first class mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

(i)	if to the Company, to:
Sprouts Farmers Market Inc.
11811 N. Tatum Boulevard, Suite 2400
Phoenix, Arizona 85028
Fax: (480) 339-5997
e-mail: brandonlombardi@Sprouts.com
Attn: Brandon F. Lombardi, Chief Legal Officer

(ii)	if to Apollo, to:
Apollo Management VI, L.P.
c/o Apollo Management, L.P.
9 West 57th Street, 43rd Floor
New York, NY 10019
Fax: (646) 607-0528
Attention: Laurie D. Medley

(iii)	if to an Historic Holder, to:
as set forth on Schedule I

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by fax or e-mail, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day and (c) in the case of mailing, on the third Business Day following such mailing if sent by certified mail, return receipt requested. Nothing in the foregoing is intended to impact the ability of Apollo to provide an Apollo Transfer Notice or a Subsequent Notice by press release as contemplated by Section 2(h) above.

(l) Arbitration. EXCEPT AS SET FORTH BELOW, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS OR PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. ALL MATTERS WHICH ARE THE SUBJECT OF THIS AGREEMENT RELATING TO MATTERS OF INTERNAL GOVERNANCE OF THE COMPANY SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY LAW OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. Any dispute or controversy arising under, out of, or in connection with or in relation to this Agreement shall be finally determined and settled by arbitration in New York, New York in accordance with the applicable rules of the American

Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction. Within 20 days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable; provided, however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration. To the extent permitted by law, the arbitrator’s fees and expenses will be borne equally by each party. In the event that an action is brought to enforce the provisions of this Agreement pursuant to this Section 4(l), each party shall pay its own attorney’s fees and expenses regardless of whether in the opinion of the court or arbitrator deciding such action there is a prevailing party. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL, INCLUDING TRIAL BY JURY, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(m) Interpretive Matters. Unless the context otherwise requires, (i) all references to articles, sections, schedules or exhibits are to Articles, Sections, Schedules or Exhibits of or to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned for it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter, and (iv) the term “including” and any variation thereof shall mean by way of example and not by way of limitation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(n) Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

(o) Third Party Beneficiaries. The covenants of the Company contained in this Agreement are solely for the benefit of the Stockholders. Accordingly, except as expressly set forth herein, no third party (including, without limitation, any holder of Common Stock of the Company) or anyone acting on behalf of any thereof, other than the Stockholders and their permitted assignees, shall be a third party or other beneficiary of such covenants and no such third party shall have any rights of contribution against the Stockholders or the Company with respect to such covenants or any matter subject to or resulting in indemnification under this Agreement or otherwise.

(p) Effectiveness: This Agreement shall become effective on the Effective Date; provided, however, that if the IPO shall not have closed by August 31, 2013, this Agreement shall terminate without further action by the parties hereto.

[Signature Page Follows]

COMPANY:

SPROUTS FARMERS MARKET, INC.

By:
Name:
Title:

Signature Page to Stockholders Agreement

APOLLO:

AP SPROUTS HOLDINGS, LLC		AP SPROUTS HOLDINGS (OVERSEAS), L.P.

By:	Apollo Management VI, L.P., its manager	By:	AP Sprouts Holdings (Overseas) GP, LLC, its general partner

By:	AIF VI Management, LLC, its general partner	By:	Apollo Management VI, L.P., its manager

By:		By:	AIF VI Management, LLC, its general partner
Name:
Title:		By:
Name:
Title:

AP SPROUTS MANAGEMENT, LLC		AP SPROUTS COINVEST, LLC

By:	Apollo Management VI, L.P., its manager	By:	Apollo Management VI, L.P., its manager

By:	AIF VI Management, LLC, its general partner	By:	AIF VI Management, LLC, its general partner

By:		By:
Name:		Name:
Title:		Title:

AP SPROUTS INCENTIVE, LLC		SOLELY WITH RESPECT TO SECTION 4(a):

By:	Apollo Management VI, L.P., its manager	APOLLO MANAGEMENT VI, L.P.
By:	AIF VI Management, LLC,	By:	AIF VI Management, LLC, its general partner
its general partner
By:
By:		Name:
Name:		Title:
Title:

Signature Page to Stockholders Agreement

HISTORIC HOLDERS:

SFM LIQUIDATING TRUST

By:
Name:	MICHAEL GILLILAND
Title:

NEWFLOWER HOLDINGS, LLC	PHILANTHROPIECE FOUNDATION, INC.

By:	By:
Name:	Name:
Title:	Title:

IAN PATRICK GILLILAND TRUST UNDER THE 1996 ANNUITY TRUST	STELLA ELIZABETH GILLILAND TRUST UNDER THE 1996 ANNUITY TRUST

By:	By:
Name:	Name:
Title:	Title:

KMCP GROCERY INVESTORS, LLC

By:
Name:	AMIN MAREDIA
Title:

Signature Page to Stockholders Agreement

Exhibit A-1

JOINDER AGREEMENT- OPTIONEES

Reference is hereby made to that certain Stockholders Agreement, dated as of [·], 2013 (as amended from time to time, the “Stockholders Agreement”), by and among Sprouts Farmers Market, Inc. (formerly Sprouts Farmers Markets, LLC), a Delaware corporation, AP Sprouts Holdings, LLC, a Delaware limited liability company, AP Sprouts Incentive, LLC, a Delaware limited liability company, AP Sprouts Holdings (Overseas), L.P., a Delaware limited partnership, AP Sprouts Coinvest, LLC, a Delaware limited liability company, AP Sprouts Management, LLC, a Delaware limited liability company, and the other stockholders of the Company whose names appear on Schedule I thereto.

The undersigned hereby agrees that upon the execution of this Joinder Agreement, it shall become a party to the Stockholders Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders Agreement as though an original party thereto and shall be deemed to be a Historic Holder for all purposes thereof.

[OPTIONEE]

By
Name:
Title:

Exhibit A-2

JOINDER AGREEMENT - TRANSFEREES

Reference is hereby made to that certain Stockholders Agreement, dated as of [·], 2013 (as amended from time to time, the “Stockholders Agreement”), by and among Sprouts Farmers Market, Inc. (formerly Sprouts Farmers Markets, LLC), a Delaware corporation, AP Sprouts Holdings, LLC, a Delaware limited liability company, AP Sprouts Incentive, LLC, a Delaware limited liability company, AP Sprouts Holdings (Overseas), L.P., a Delaware limited partnership, AP Sprouts Coinvest, LLC, a Delaware limited liability company, AP Sprouts Management, LLC, a Delaware limited liability company, and the other stockholders of the Company whose names appear on Schedule I thereto.

Pursuant to and in accordance with Section 2(c) of the Stockholders Agreement, the undersigned hereby agrees that upon the execution of this Joinder Agreement, it shall become a party to the Stockholders Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders Agreement as though an original party thereto and shall be deemed to be a Historic Holder for all purposes thereof.

[TRANSFEREE]

By
Name:
Title:

Exhibit A-3

JOINDER AGREEMENT – APOLLO HOLDER

Reference is hereby made to that certain Stockholders Agreement, dated as of [·], 2013 (as amended from time to time, the “Stockholders Agreement”), by and among Sprouts Farmers Market, Inc. (formerly Sprouts Farmers Markets, LLC), a Delaware corporation, AP Sprouts Holdings, LLC, a Delaware limited liability company, AP Sprouts Incentive, LLC, a Delaware limited liability company, AP Sprouts Holdings (Overseas), L.P., a Delaware limited partnership, AP Sprouts Coinvest, LLC, a Delaware limited liability company, AP Sprouts Management, LLC, a Delaware limited liability company, and the other stockholders of the Company whose names appear on Schedule I thereto.

Pursuant to and in accordance with Section 4(e) of the Stockholders Agreement, the undersigned hereby agrees that upon the execution of this Joinder Agreement, it shall become a party to the Stockholders Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders Agreement as though an original party thereto and shall be deemed to be an Apollo Holder for all purposes thereof.

[APOLLO HOLDER]

By
Name:
Title: